                                                                      EXHIBIT 11

                   C.I.S. TECHNOLOGIES, INC. AND SUBSIDIARIES
                       Computation of Per Share Earnings




                                                     Three months  Three months
                                                         ended         ended
                                                       March 31,     March 31,
                                                         1995          1994
                                                       ---------    ----------

Common shares outstanding                             32,477,888  26,864,120

Effect of using weighted average common and common
  equivalent shares outstanding                                -      (6,765)

Effect of shares issuable under stock option plans
  based on the treasury stock method                      17,789      31,088
                                                      ----------  ----------
Shares used in computing primary and fully-diluted
  earnings per share                                  32,495,677  26,888,443
                                                      ==========  ==========

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